As filed with the U.S. Securities and Exchange Commission on August 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEIGENE, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-1209416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
+1 (345) 949 4123
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated 2016 Share Option and Incentive Plan, as Amended
(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott A. Samuels
Senior Vice President, General Counsel
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
(781) 801-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securitiesto be Registered (1)	Amount to beRegistered (2)		ProposedMaximumOffering Priceper Share		Proposed MaximumAggregate Offering Price	Amount ofRegistrationFee
Ordinary Shares, par value $0.0001 per share	57,350,000	(3)	$15.8765	(4)	$910,519,481	$118,186.00
(1)These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-209044).
(2)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares which become issuable under the Registrant’s Second Amended and Restated 2016 Share Option and Incentive Plan, as amended by Amendment No. 1 (the “2016 Equity Plan”) by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares.
(3)Represents (a) an increase of 57,200,000 Ordinary Shares under the 2016 Equity Plan effective June 17, 2020 and (b) 150,000 ordinary shares that were returned to the 2016 Equity Plan as a result of a forfeiture of a restricted share award previously granted under the 2016 Equity Plan.
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on July 30, 2020 divided by 13, the then Ordinary Share-to-ADS ratio.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers an additional 57,350,000 ordinary shares under the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended by Amendment No. 1 (the “2016 Equity Plan”), consisting of 57,200,000 ordinary shares added to the plan by Amendment No. 1 and 150,000 ordinary shares returned to the plan as a result of the forfeiture of a restricted share award previously granted under the plan. The additional shares are of the same class as other securities relating to the 2016 Equity Plan for which the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-209410, 333-216885, 333-223319 and 333-228786) filed on February 5, 2016; March 22, 2017; February 28, 2018; and December 13, 2018, respectively, are effective. The information contained in those registration statements is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.                EXHIBITS

See the Exhibit Index below for a list of exhibits filed as a part of, or incorporated by reference into, this Registration Statement, which Exhibit Index is incorporated herein by reference.

Exhibit Index
Exhibit Number	Description

4.1(1)	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

4.2(2)	Deposit Agreement dated February 5, 2016 by and among the Registrant, the Depositary, and holders of the American Depositary Receipts

4.3(3)	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Registrant, Citibank, N.A., and holders of the American Depositary Receipts and Form of American Depositary Receipt

4.4(4)	Specimen Certificate for Ordinary Shares

4.5(5)	Second Amended and Restated Investors’ Rights Agreement, dated as of April 21, 2015, by and among the Registrant and certain shareholders named therein

4.6(6)	Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated January 26, 2016, by and among the Registrant and certain shareholders named therein

4.7(7)	Registration Rights Agreement, dated as of November 16, 2016, by and among the Registrant and the investors named therein

4.8(8)	Letter Agreement, dated as of July 11, 2016, between the Registrant and Citibank, N.A.

4.9(9)	Form of Letter Agreement, between the Registrant and Citibank, N.A.

4.10(10)	Share Subscription Agreement, dated July 5, 2017, by and between the Registrant and Celgene Switzerland LLC

4.11(11)#	Share Purchase Agreement, dated October 31, 2019, by and between the Registrant and Amgen Inc.

4.12(12)	Amendment No. 1 to Share Purchase Agreement, dated December 6, 2019, by and between the Registrant and Amgen Inc.

4.13(13)	Amendment No. 2 to Share Purchase Agreement, dated March 17, 2020, by and between the Registrant and Amgen Inc.

5.1	Opinion of Mourant Ozannes regarding the issue of ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming LLP

23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1(14) †	Second Amended and Restated 2016 Share Option and Incentive Plan

99.2(15) †	Amendment No. 1 to Second Amended and Restated 2016 Share Option and Incentive Plan

99.3(16) †	Forms of Restricted Share Unit Award Agreement for Non-Employee Directors under the 2016 Share Option and Incentive Plan

99.4(17) †	Form of Global Restricted Share Unit Award Agreement for Employees under the Second Amended and Restated 2016 Share Option and Incentive Plan

99.5(18) †	Form of Global Restricted Share Unit Award Agreement for Consultants under the Second Amended and Restated 2016 Share Option and Incentive Plan

99.6(19) †	Form of Global Non-Qualified Share Option Agreement for Employees under the Second Amended and Restated 2016 Share Option and Incentive Plan

99.7(20) †	Form of Global Non-Qualified Share Option Agreement for Non-Employee Directors under the Second Amended and Restated 2016 Share Option and Incentive Plan

99.8(21) †	Form of Global Non-Qualified Share Option Agreement for Non-Employee Consultants under the Second Amended and Restated 2016 Share Option and Incentive Plan

(1) Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on December 12, 2018, and incorporated herein by reference.

(2) Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on February 11, 2016, and incorporated herein by reference.

(3) Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on April 11, 2016, and incorporated herein by reference.

(4) Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on December 9, 2015, and incorporated herein by reference.

(5) Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(6) Filed as Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on January 27, 2016, and incorporated herein by reference.

(7) Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686) filed with the U.S. Securities and Exchange Commission on November 17, 2016, and incorporated herein by reference.

(8) Filed as Exhibit 4.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 10, 2016, and incorporated herein by reference.

(9) Filed as Exhibit 4.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on May 10, 2017, and incorporated herein by reference.

(10) Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on July 6, 2017, and incorporated herein by reference.

(11) Filed as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on March 2, 2020, and incorporated herein by reference.

(12) Filed as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on March 2, 2020, and incorporated herein by reference.

(13) Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on March 17, 2020, and incorporated herein by reference.

(14) Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on December 12, 2018, and incorporated herein by reference.

(15) Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on June 17, 2020, and incorporated herein by reference.

(16) Filed as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 9, 2018 and incorporated herein by reference.

(17) Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 6, 2020, and incorporated herein by reference.

(18) Filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 6, 2020, and incorporated herein by reference.

(19) Filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 6, 2020, and incorporated herein by reference.

(20) Filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 6, 2020, and incorporated herein by reference.

(21) Filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 6, 2020, and incorporated herein by reference.

# Certain portions of the exhibit have been omitted by means of redacting a portion of the text and replacing it with "[...***...]". BeiGene, Ltd. (the Registrant) has determined that the omitted information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

† Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands on August 6, 2020.

BEIGENE, LTD.

By:	/s/ John V. Oyler
	Name:	John V. Oyler
	Title:	Chief Executive Officer and Chairman
POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of BeiGene, Ltd., hereby severally constitute and appoint John V. Oyler, Howard Liang and Scott A. Samuels, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of BeiGene, Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN V. OYLER	Chief Executive Officer and Chairman	August 6, 2020
John V. Oyler	(Principal Executive Officer)

/s/ HOWARD LIANG	Chief Financial Officer and Chief Strategy Officer	August 6, 2020
Howard Liang	(Principal Financial and Accounting Officer)

/s/ TIMOTHY CHEN	Director	August 6, 2020
Timothy Chen

/s/ DONALD W. GLAZER	Director	August 6, 2020
Donald W. Glazer

/s/ MICHAEL GOLLER	Director	August 6, 2020
Michael Goller

/s/ ANTHONY C. HOOPER	Director	August 6, 2020
Anthony C. Hooper

/s/ RANJEEV KRISHANA	Director	August 6, 2020
Ranjeev Krishana

/s/ THOMAS MALLEY	Director	August 6, 2020
Thomas Malley

/s/ XIAODONG WANG	Director	August 6, 2020
Xiaodong Wang

/s/ JING-SHYH (SAM) SU	Director	August 6, 2020
Jing-Shyh (Sam) Su

/s/ QINGQING YI	Director	August 6, 2020
Qingqing Yi

BeiGene USA, Inc.

		Authorized Representative in the United States	August 6, 2020
By:	/s/ Scott A. Samuels
Name:	Scott A. Samuels
Title:	Senior Vice President, General Counsel